Exhibit 99.1

Alcoa Warrick Rolling Mill

(Carve-Out of Certain Operations of Alcoa Warrick, LLC)

Combined Financial Statements

December 31, 2020 and 2019 and for the Years Then Ended

Alcoa Warrick Rolling Mill

(A Carve-Out of Certain Operations of Alcoa Warrick, LLC)

Index

Page(s)

Notes to Financial Statements December 31, 2020 and 2019	6–15

Report of Independent Auditors

To the Board of Directors of Alcoa Corporation

We have audited the accompanying combined financial statements of the Alcoa Warrick Rolling Mill, a carve-out of certain operations of Alcoa Warrick, LLC, which comprise the combined balance sheets as of December 31, 2020 and 2019, and the related combined statements of loss and comprehensive loss, of changes in net parent investment, and of cash flows for the years then ended.

Management's Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Alcoa Warrick Rolling Mill as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note A to the combined financial statements, the Alcoa Warrick Rolling Mill has significant related party transactions with Alcoa Warrick, LLC and Alcoa Corporation, its parent companies. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

March 18, 2021

PricewaterhouseCoopers LLP, 600 Grant Street, Pittsburgh, PA 15219

T: (412) 355 6000, F: (412) 355 8089, www.pwc.com/us

Alcoa Warrick Rolling Mill

(A Carve-Out of Certain Operations of Alcoa Warrick, LLC)

Combined Balance Sheets

December 31, 2020 and 2019

(U.S. dollars in millions)	2020	2019
Assets
Current assets
Receivables from customers	$86.2	$90.1
Other receivables	6.2	8.0
Inventories (C)	168.0	199.0
Prepaid expenses and other current assets	-	0.4
Total current assets	260.4	297.5
Properties, plants and equipment, net (D)	389.4	394.6
Other noncurrent assets	0.1	0.4
Total assets	$649.9	$692.5
Liabilities
Current liabilities
Accounts payable, trade	$86.7	$96.4
Accounts payable to Ma'aden (E)	34.6	48.4
Customer rebates payable	21.1	22.6
Accrued compensation and retirement costs	8.2	8.5
Taxes, including taxes on income	2.3	2.5
Other current liabilities	3.4	3.7
Total current liabilities	156.3	182.1
Other noncurrent liabilities and deferred charges	7.6	13.2
Total liabilities	$163.9	$195.3
Contingencies and commitments (H)
Net Parent Investment
Net Parent Investment	486.0	497.2
Total net parent investment	486.0	497.2
Total liabilities and net parent investment	$649.9	$692.5

The accompanying notes are an integral part of these combined financial statements.

Alcoa Warrick Rolling Mill

(A Carve-Out of Certain Operations of Alcoa Warrick, LLC)

Combined Statements of Loss and Comprehensive Loss

Years Ended December 31, 2020 and 2019

(U.S. dollars in millions)	2020	2019
Revenues
Sales	$1,115.6	$1,219.5
Costs and Expenses
Cost of goods sold (exclusive of expenses below)	1,098.3	1,208.9
Selling, general administrative, and other expenses	14.7	16.6
Research and development expenses	2.1	2.9
Provision for depreciation, depletion and amortization	28.4	28.3
Restructuring and other charges	-	1.6
Other expense, net (I)	17.7	25.9
	1,161.2	1,284.2
Loss before income taxes (G)	(45.6)	(64.7)
Provision for taxes on income	(7.3)	(15.0)
Net loss	(38.3)	(49.7)
Other comprehensive (income)/loss	-	-
Total comprehensive loss	$(38.3)	$(49.7)

The accompanying notes are an integral part of these combined financial statements.

Alcoa Warrick Rolling Mill

(A Carve-Out of Certain Operations of Warrick, LLC)

Combined Statements of Cash Flows

Years Ended December 31, 2020 and 2019

(U.S. dollars in millions)	2020	2019
Cash from Operations
Net loss	$(38.3)	$(49.7)
Adjustments to reconcile net loss to cash from operations
Depreciation, depletion and amortization	28.4	28.3
Restructuring and other charges	-	1.6
Loss on sale of receivables	8.2	15.5
Changes in assets and liabilities
(Increase) decrease in receivables	(2.5)	4.4
Decrease in inventories	31.1	8.2
Decrease (increase) in prepaid expenses and other current assets	0.4	(0.2)
(Decrease) increase in accounts payable and accrued expenses	(29.3)	22.8
Decrease in taxes, including taxes on income	(0.1)	(0.5)
Net change in noncurrent assets and liabilities, and other	(8.0)	(15.6)
Cash (used for) provided by operations	(10.1)	14.8
Financing Activities
Net contribution from parent	27.1	21.2
Cash provided by financing activities	27.1	21.2
Investing activities
Capital expenditures	(17.0)	(36.0)
Cash used for investing activities	(17.0)	(36.0)
Net change in cash and cash equivalents	-	-
Cash and cash equivalents
Cash and cash equivalents at beginning of year	-	-
Cash and cash equivalents at end of year	$-	$-

The accompanying notes are an integral part of these combined financial statements.

Alcoa Warrick Rolling Mill

(A Carve-Out of Certain Operations of Warrick, LLC)

Combined Statements of Changes in Net Parent Investment

Years Ended December 31, 2020 and 2019

Total Net
Parent
Investment
Balance at December 31, 2018	$525.7
Net loss	(49.7)
Net Contribution to Parent	21.2
Balance at December 31, 2019	497.2
Net loss	(38.3)
Net Contribution from Parent	27.1
Balance at December 31, 2020	$486.0

The accompanying notes are an integral part of these combined financial statements.

Alcoa Warrick Rolling Mill

(A Carve-Out of Certain Operations of Warrick, LLC)

Notes to Combined Financial Statements

December 31, 2020 and 2019

(U.S. dollars in millions)

A.	Basis of Presentation

The accompanying Combined Financial Statements are for the Alcoa Warrick Rolling Mill operations (the “Rolling Mill”).  The Rolling Mill is located in Newburgh, Indiana.  These financial statements do not include the power generating assets (Warrick Power Plant), which is part of Alcoa Power Generating, Inc., or the aluminum smelter (Warrick Smelter), which is part of Alcoa Warrick, LLC (“Alcoa Warrick”).  Alcoa Power Generating, Inc. and Alcoa Warrick LLC are both wholly-owned subsidiaries of Alcoa Corporation (“Alcoa”). The Rolling Mill produces rolled aluminum sheet primarily for the packaging industry, including beverage can body stock, beverage can end stock, tab stock, closure stock, bottle stock and food can.

Basis of Presentation and Principles of Combination

The Rolling Mill has historically operated as part of Alcoa; consequently, stand-alone financial statements have not historically been prepared for the Rolling Mill.  The Combined Financial Statements are prepared in conformity with accounting principles generally accepted in the United States of America (GAAP).  In accordance with GAAP, certain situations require management to make estimates based on judgments and assumptions, which may affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements.  They also may affect the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates upon subsequent resolution of identified matters.

The Combined Financial Statements of the Rolling Mill include all assets and liabilities that have been determined to be directly attributable to the Rolling Mill.  All transactions between the Rolling Mill and Alcoa have been included as related party transactions in these Combined Financial Statements and considered to be effectively settled at the time the transaction is recorded.  The total net effect of the settlement of these transactions is reflected within Net parent investment in the Combined Balance Sheets and in the Combined Statements of Cash Flows as a financing activity.

The Combined Financial Statements of the Rolling Mill also include all revenues and costs directly attributable to the Rolling Mill.  These include costs charged to the Rolling Mill by Alcoa for certain supporting functions and services in the normal course of business.  These costs have been allocated on a basis considered reasonable by management using either specific identification or proportional allocations based on usage, headcount, working capital, or other reasonable methods of allocation (see below).  However, the Combined Financial Statements of the Rolling Mill may not reflect the actual costs that would have been incurred and may not be indicative of the Rolling Mill’s combined results, financial position, and cash flows had it operated as a separate, stand-alone entity during the periods presented.

Cost Allocations

The Combined Financial Statements of the Rolling Mill include general corporate expenses of Alcoa that have been allocated to the Rolling Mill for certain support functions provided on a centralized basis, such as accounting and finance, treasury, audit, legal, information technology, human resources, procurement, facilities, employee benefits and compensation, and research and development (“R&D”) activities.  These costs have been allocated on a basis considered reasonable by management using either specific identification or proportional allocations based on usage, headcount, working capital, or other reasonable methods of allocation.

Alcoa Warrick Rolling Mill

(A Carve-Out of Certain Operations of Warrick, LLC)

Notes to Combined Financial Statements

December 31, 2020 and 2019

(U.S. dollars in millions)

The following table reflects the cost allocations detailed above:

	2020	2019
Cost of goods sold	$14.8	$13.5
Selling, general administrative, and other expenses	5.1	3.2
Research and development expenses	2.5	2.6
Other expenses, net	10.1	11.4
Total expenses allocated	$32.5	$30.7

Related Party Transactions

The Rolling Mill purchases aluminum from the Warrick Smelter at smelter cost and electrical power, process (hot) water, and steam from the Warrick Power Plant, at negotiated prices between the parties.  Additionally, as disclosed above, Alcoa provides employee, administrative and other services to the Rolling Mill.  For additional information on related party transactions, see Note E.

To enhance the variety of product offerings to customers, the Rolling Mill sells certain products produced by Ma’aden Rolling Company (Ma’aden Rolling) for which it previously held a 25.1% interest.  Alcoa divested its investment in Ma’aden Rolling in June 2019.  These products are bought and sold at negotiated prices between the two parties and were recorded net of commissions as the Rolling Mill was acting as an agent and earns a fixed commission.  Revenue related to these transactions recorded on a net basis was $0.5 and $0.3 during the years ended December 31, 2020 and 2019, respectively.

B.	Summary of Significant Accounting Policies

Cash Management

Cash management is managed centrally.  Transfers of cash, both to and from Alcoa’s centralized cash management system, are reflected as a component of Net parent investment in the Combined Balance Sheets and as a financing activity in the accompanying Combined Statements of Cash Flows.  As a result, the Rolling Mill does not have a cash balance.

The Rolling Mill maintains accounts receivable direct sales programs in the U.S to provide additional sources of working capital.  In accordance with ASC 860 Transfers and Servicing, the accounts receivables are sold and de-recognized from the Combined Balance Sheet with any fees associated with the programs recorded in Other Expense, net in the Combined Statements of Loss and Comprehensive Loss.  For additional information, see Note I.

Inventory Valuation

Inventories are carried at the lower of cost or market, with the cost of inventories principally determined under the average-cost method.  See Note C for additional information.

As discussed in Note E, the Rolling Mill purchases aluminum from the Warrick Smelter.  The Warrick Smelter has historically sold this aluminum to the Rolling Mill at smelter cost and is reflected as such in the Combined Financial Statements.

Properties, Plants and Equipment

Properties, plants and equipment are recorded at cost.  Depreciation is recorded principally on the straight-line method at rates based on the estimated useful lives of the assets.  The weighted-average useful lives of structures are 31.7 years and machinery and equipment is 22.8 years.

Alcoa Warrick Rolling Mill

(A Carve-Out of Certain Operations of Warrick, LLC)

Notes to Combined Financial Statements

December 31, 2020 and 2019

(U.S. dollars in millions)

Repairs and maintenance are charged to expense as incurred.  Gains or losses from the sale of assets are generally recorded in Other expense, net.  Properties, plants, and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets (asset group) may not be recoverable.  See Note D for additional information.

Leases

Management determines whether an arrangement is a lease at the inception of the arrangement based on the terms and conditions in the contract.  A contract contains a lease if there is an identified asset which the Rolling Mill has the right to control.  The Rolling Mill does not have financing leases.  Operating lease right-of-use (ROU) assets are included in Properties, plants, and equipment with the corresponding operating lease liabilities included within Other current liabilities and Other noncurrent liabilities and deferred charges on the Combined Balance Sheets.

Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term.  The Rolling Mill uses Alcoa’s incremental borrowing rate at the commencement date in determining the present value of lease payments unless a rate is implicit in the lease.  Lease terms include options to extend the lease when it is reasonably certain that those options will be exercised.  Leases with an initial term of 12 months or less, including anticipated renewals, are not recorded on the balance sheet.

The Rolling Mill has made a policy election not to record any non-lease components of a lease agreement in the lease liability.  Variable lease payments are not presented as part of the initial ROU asset or liability recorded at the inception of a contract.  Lease expense for operating lease payments is recognized on a straight-line basis over the lease term.

Revenue Recognition

The Rolling Mill produces aluminum sheet primarily sold directly to customers in the packaging market for the production of aluminum cans (beverage and food) primarily in North America. The Rolling Mill’s sales to key customers, including their subsidiaries, are as follows:

	2020	2019
Customer
Silgan	37%	36%
Pepsi	17%	17%
Ball	17%	18%
Crown	14%	14%
Anheuser-Busch	10%	8%

Sales to the Rolling Mill’s top five customers represented 95% and 93% of sales for the years ended December 31, 2020 and 2019, respectively.

The Rolling Mill recognizes revenue when it satisfies a performance obligation(s) in accordance with the provisions of a customer order or contract.  This is achieved when control of the product has been transferred to the customer, which is generally determined when title, ownership, and risk of loss pass to the customer, all of which occurs upon shipment or delivery of the product.  The shipping terms vary and depend on the product, the country of destination, and the type of transportation.  Accordingly, the sale of the Rolling Mill’s products to its customers represent single performance obligations for which revenue is recognized at a point in time.  Revenue is based on the consideration it expects to receive in exchange for its products.  Returns and other adjustments

Alcoa Warrick Rolling Mill

(A Carve-Out of Certain Operations of Warrick, LLC)

Notes to Combined Financial Statements

December 31, 2020 and 2019

(U.S. dollars in millions)

have not been material.  Based on the foregoing, no significant judgment is required to determine when control of a product has been transferred to a customer.

Aluminum sheet is sold to customers at LME plus a regional premium and a conversion price. LME (London Metal Exchange) is a globally recognized exchange for commodity trading, including aluminum.  The LME pricing component represents the underlying base metal component, based on quoted prices for aluminum on the exchange. The regional premium represents the incremental price over the base LME component that is associated with the physical delivery of metal to a particular region (e.g., the Midwest premium for metal sold in the United States). The product premium represents the incremental price for receiving physical metal in a particular shape (e.g. billet, rod, slab, etc,). Conversion represents the incremental price over the metal price component that is associated with converting the primary or scrap aluminum into sheet.

Shipping terms with customers are generally Delivered at Place (DAP). Under these terms the Rolling Mill pays for the cost, insurance, and freight for all methods of transportation until the product reaches the buyer’s designated destination point. The Rolling Mill considers shipping and handling activities as costs to fulfill the promise to transfer the related products.  As a result, customer payments of shipping and handling costs are recorded as a component of revenue.  Taxes collected (e.g., sales, use, value-added, excise) from its customers related to the sale of its products are remitted to governmental authorities and excluded from revenue.

Payment terms are negotiated with individual customers and do not exceed one year.

Certain rolled product sales contracts offer volume discounts which are estimated at the beginning of the year and reduce the revenue recognized based on the forecasted sales volume for each specific customer account.  The rebates are then disbursed at the beginning of the following year.  Approximately $21.1 and $22.6 was recorded as customer rebates payable as of December 31, 2020 and 2019, respectively.  These amounts were paid in January 2021 and 2020, respectively.

Pension and Other Postretirement Benefits

The Rolling Mill’s salaried employees and union hourly employees participate in defined benefit pension plans sponsored by Alcoa.  These plans include other Alcoa employees that are not employees of the Rolling Mill.  Alcoa also provides certain retiree health and life insurance benefits to eligible employees who have retired from the Rolling Mill.  The Rolling Mill accounts for these plans as multiemployer benefit plans and does not record an asset or liability in the Combined Balance Sheets to recognize the funded status of these plans as they are sponsored by Alcoa and will remain a liability of Alcoa.  However, the pension and other postretirement benefits expense specific to Rolling Mill employees of $16.7 in 2020 and $17.3 in 2019 has been recorded in the Combined Statements of Loss and Comprehensive Loss as follows:

	2020	2019
Cost of goods sold	$6.6	$5.9
Other expense, net	10.1	11.4
Total Pension/OPEB expense	$16.7	$17.3

Litigation Matters

For asserted claims and assessments, liabilities are recorded when an unfavorable outcome of a matter is deemed to be probable and the loss is reasonably estimable.  With respect to unasserted claims or assessments, management must first determine that the probability that an assertion will be made is likely, then, a determination as to the likelihood of an unfavorable outcome and the

Alcoa Warrick Rolling Mill

(A Carve-Out of Certain Operations of Warrick, LLC)

Notes to Combined Financial Statements

December 31, 2020 and 2019

(U.S. dollars in millions)

ability to reasonably estimate the potential loss is made.  Legal matters are reviewed on a continuous basis to determine if there has been a change in management’s judgment regarding the likelihood of an unfavorable outcome or the estimate of a potential loss.  Legal costs, which are primarily for general litigation, environmental compliance, tax disputes, and general corporate matters, are expensed as incurred.

Income Taxes

The Rolling Mill’s operations have historically been included in the income tax filings of Alcoa.  The provision for income taxes in the Rolling Mill’s Combined Financial Statements is based on a separate return methodology using the asset and liability approach of accounting for income taxes.  Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year.  Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Rolling Mill’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not (greater than 50%) that a tax benefit will not be realized.  In evaluating the need for a valuation allowance, management applies judgement in assessing all available positive and negative evidence and considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies.  Positive evidence includes factors such as a history of profitable operations and projections of future profitability within the carryforward period, including from tax planning strategies. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income.  Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.  Existing valuation allowances are re-examined under the same standards of positive and negative evidence.  If it is determined that it is more likely than not that a deferred tax asset will be realized, the appropriate amount of the valuation allowance, if any, is released.  Deferred tax assets and liabilities are also re-measured to reflect changes in underlying tax rates due to law changes.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold.  Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open.  Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized.  Uncertain tax positions are not material to the Rolling Mill’s Combined Financial Statements for all periods presented.

See Note G for additional information.

Derivatives and Hedging

Alcoa’s treasury function is managed centrally, including executing derivative transactions.  Alcoa enters into derivative transactions hedging the price of aluminum that impacts both the Rolling Mill operations and other Alcoa operations.  As a result, a derivative asset or liability is not attributed to the Rolling Mill’s Combined Balance Sheets.  However, the impacts of these derivative transactions

Alcoa Warrick Rolling Mill

(A Carve-Out of Certain Operations of Warrick, LLC)

Notes to Combined Financial Statements

December 31, 2020 and 2019

(U.S. dollars in millions)

on the Rolling Mill’s operations are included in the Combined Statements of Loss and Comprehensive Loss.  Derivative and hedging impacts in the Combined Financial Statements are immaterial.

Recently Adopted Accounting Guidance

On January 1, 2019, the Rolling Mill adopted Accounting Standards Update (ASU) No. 2016-02, Leases, issued by the Financial Accounting Standards Board (FASB) regarding the accounting for leases, using the modified retrospective approach.  This ASU requires lessees to recognize a right-of-use asset and lease liability on the balance sheet for operating and finance leases with a term of 12 months or more.  Additionally, when measuring assets and liabilities arising from a lease, optional payments should be included only if the lessee is reasonably certain to exercise an option to extend the lease, exercise a purchase option, or not exercise an option to terminate the lease.  A right-of-use asset represents an entity’s right to use the underlying asset for the lease term, and a lease liability represents an entity’s obligation to make lease payments.  The Rolling Mill has made a policy election not to record any non-lease components in the lease liability.  Previously, an asset and liability were only recorded for leases classified as capital leases (financing leases).  The measurement, recognition, and presentation of expenses and cash flows arising from leases by a lessee remains the same.  Management elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed carry forward of historical lease classifications.  Additionally, in July 2018, the FASB issued ASU No. 2018-11, Targeted Improvements, to provide for an alternative transition method to the new lease guidance, whereby an entity can choose to not reflect the impact of the new lease guidance in the prior periods included in its financial statements.  The Rolling Mill elected this alternative transition method upon adoption on January 1, 2019.  Management also elected the practical expedient related to land easements, allowing the Rolling Mill to carry forward the current treatment on existing arrangements.

As a result of the adoption, management recorded a right-of-use asset and lease liability, each in the amount of $7.3, on the Rolling Mill’s Combined Balance Sheet as of January 1, 2019 for several types of operating leases, including plant equipment and vehicles.  See Note F for additional information related to the adoption of this standard.

Adoption of the following accounting guidance in 2019 did not have a material impact on the Rolling Mill’s Combined Financial Statements:

•	ASU No. 2018-01, Leases: Land Easement Practical Expedient for Transition

On January 1, 2020, the Rolling Mill adopted the following ASU issued by the FASB, which did not have a material impact on the Rolling Mill’s Combined Financial Statements:

•	ASU No. 2016-13, Financial Instruments – Credit Losses

Other pronouncements issued by the FASB or other authoritative accounting standards groups with effective dates in 2020 are not applicable to the Rolling Mill’s financial position, results of operations or cash flows.

Recently Issued Accounting Guidance

The Rolling Mill does not believe that any of the recently issued, but not yet effective, accounting pronouncements, if adopted, would have a material impact on the Combined Financial Statements or disclosures

Alcoa Warrick Rolling Mill

(A Carve-Out of Certain Operations of Warrick, LLC)

Notes to Combined Financial Statements

December 31, 2020 and 2019

(U.S. dollars in millions)

C.	Inventories

	2020	2019
Finished goods	$29.8	$34.9
Work-in-process	129.2	157.0
Purchased raw materials	6.5	4.7
Operating supplies	2.5	2.4
	$168.0	$199.0

D.	Properties, Plants, and Equipment, Net

	2020	2019
Structures	$306.4	$301.3
Machinery and equipment	1,095.7	1,070.7
	1,402.1	1,372.0
Less: Accumulated depreciation and depletion	1,044.1	1,013.6
	358.0	358.4
Construction work-in-progress	31.4	36.2
	$389.4	$394.6

E.	Related Party Transactions

The Rolling Mill purchases aluminum from the Warrick Smelter.  The Warrick Smelter has historically sold this aluminum to the Rolling Mill at smelter cost and is reflected as such in the Combined Financial Statements.  Total purchases from the Warrick Smelter were approximately $367.6 in 2020 and $397.0 in 2019.

The Rolling Mill purchases electrical power, process (hot) water, and steam from the Warrick Power Plant at negotiated prices between the parties.  Total purchases from the Warrick Power Plant were approximately $23.2 in 2020 and $24.2 in 2019.

Additionally, Alcoa provides employee, administrative and other services to the Rolling Mill.  These costs have been allocated on a basis considered reasonable by management using either specific identification or proportional allocations based on usage, headcount, working capital, or other reasonable methods of allocation.  Such allocations are estimates and do not represent the costs of such services if performed on a standalone basis.  See Note A for additional information.

The Rolling Mill, acting as an agent, purchases certain products produced by Ma’aden Rolling.  A payable of $34.6 and $48.4 related to inventory purchases from Ma’aden Rolling under the agent arrangement was recorded as of December 31, 2020 and 2019, respectively.  The payable with Ma’aden is settled when cash is received from customers who purchase Ma’aden products sold under the agent arrangement.

F.	Leasing

As a result of the adoption of ASU No. 2016-02, Leases, management recorded a right-of-use asset and lease liability, each in the amount of $7.3, on the Rolling Mill’s Combined Balance Sheet as of January 1, 2019 for several types of operating leases, including plant equipment and vehicles.  These amounts are equivalent to the aggregate future lease payments on a discounted

Alcoa Warrick Rolling Mill

(A Carve-Out of Certain Operations of Warrick, LLC)

Notes to Combined Financial Statements

December 31, 2020 and 2019

(U.S. dollars in millions)

basis.  The leases have remaining terms of one to 7 years.  Lease expense and operating cash flows for the years ended December 31, 2020 and 2019 includes costs from operating leases of $5.8 and $4.4 and short-term rental expense of $0.4 and $1.1, respectively.  Variable lease payments are immaterial in 2020 and 2019.  New leases of $6.6 and $1.8 were added during 2020 and 2019, respectively.  The Rolling Mill does not have financing leases.

The following represents the aggregate right-of use assets and related lease obligations as of December 31, 2020 and 2019:

	2020	2019
Amounts recognized in the Combined Balance Sheets at December 31:
Properties, plants and equipment, net	$10.5	6.7
Other current liabilities	2.9	2.2
Other noncurrent liabilities and deferred credits	7.6	4.5
Total operating lease liabilities	$10.5	6.7

The weighted average lease term and weighted average discount rate as of December 31, 2020 and 2019 were as follows:

	2020	2019
Weighted average lease term
Operating leases	3.8 years	3.0 years
Weighted average discount rate
Operating leases	5.3%	5.0%

The future cash flows related to the operating lease obligations as of December 31, 2020 were as follows:

Year Ending December 31,	Operating leases
2021	3.5
2022	3.1
2023	2.4
2024	2.2
2025	0.9
Thereafter	-
Total lease payments (undiscounted)	12.1
Less: discount to net present value	(1.6)
Total	$10.5

Alcoa Warrick Rolling Mill

(A Carve-Out of Certain Operations of Warrick, LLC)

Notes to Combined Financial Statements

December 31, 2020 and 2019

(U.S. dollars in millions)

G.	Income Taxes

Income before income taxes and the provision (benefit) for taxes on income consisted of:

	2020	2019
Loss before income taxes	(45.6)	(64.7)
Income tax expense (benefit)
Current
U.S.	-	-
Foreign	1.4	1.4
	1.4	1.4
Deferred
U.S.	(8.7)	(16.4)
Foreign	-	-
	(8.7)	(16.4)
Total	$(7.3)	$(15.0)

Reconciliation of the U.S. federal statutory rate to the Rolling Mill’s effective tax rate follows:

	2020	2019
U.S. federal statutory rate	21.0%	21.0%
State taxes net of federal benefit	4.4%	4.4%
Taxes on Foreign Operations- Witholding tax expense	(3.1)%	(2.1)%
Valuation Allowance	(6.3)%	0.0%
Effective tax rate	16.0%	23.3%

In 2020, the Company established a valuation allowance of $2.9 related to the remaining net deferred tax assets as it does not expect to have sufficient future taxable income, or reversals of temporary differences, to utilize the remaining net deferred tax assets.

The components of net deferred tax assets and liabilities at December 31 follows:

	2020		2019
	Assets	Liabilities	Assets	Liabilities
Depreciation	$-	44.5	-	31.9
Employee benefits	1.0	-	1.1	-
Lease assets / liabilities	2.4	2.4	1.1	1.1
Operating loss carryforwards	46.4	-	22.0	-
	49.8	46.9	24.2	33.0
Valuation Allowance	(2.9)	-	-	-
Total	$46.9	$46.9	$24.2	$33.0

Alcoa Warrick Rolling Mill

(A Carve-Out of Certain Operations of Warrick, LLC)

Notes to Combined Financial Statements

December 31, 2020 and 2019

(U.S. dollars in millions)

The following table details the expiration periods of the deferred tax assets presented above:

		Expires
	Expires	within	No
	within 10 years	11-20 years	Expiration	Other	Total
Tax Loss Carryforwards	$-	$10.2	$36.2	-	46.4
Other	-	-	-	3.4	3.4
Valuation Allowance	-	(0.6)	(2.2)	(0.1)	(2.9)
Total	$-	$9.6	$34.0	3.3	46.9

Deferred tax assets with no expiration may still have annual limitations on utilization.  Other represents deferred tax assets whose expiration is dependent upon the reversal of the underlying temporary difference.  The total deferred tax asset (net of valuation allowance) is supported by projections of future taxable income exclusive of reversing temporary differences and taxable temporary differences that reverse within the carryforward period.

H.	Contingencies and Commitments

Contingencies

Litigation

Various lawsuits, claims, and proceedings have been or may be instituted or asserted against the Rolling Mill, including those pertaining to environmental, safety and health, commercial, tax, product liability, intellectual property infringement, employment, and employee and retiree benefit matters, and other actions and claims arising out of the normal course of business.  While the amounts claimed in these other matters may be substantial, the ultimate liability is not readily determinable because of the considerable uncertainties that exist.  Accordingly, it is possible that the Rolling Mill’s liquidity or results of operations in a particular period could be materially affected by one or more of these other matters.  However, based on facts currently available, management believes that the disposition of these other matters that are pending or asserted will not have a material adverse effect, individually or in the aggregate, on the financial position of the Rolling Mill.

I.	Other Expense, Net

	2020	2019
Loss from receivable sales	$8.2	$15.5
Non-service costs - Pension/OPEB	10.1	11.4
Other, net	(0.6)	(1.0)
	$17.7	$25.9

J.	Subsequent Events

The Rolling Mill has evaluated transactions that occurred as of the issuance of these combined financial statements, March 18, 2021, for purposes of disclosure of unrecognized subsequent events.